Filed in the Office of	Business Number E39717832024-8
FVAguilar	Filing Number 20244480205
Secretary of State State Of Nevada	Filed On 11/19/2024 12:07:00 PM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Curanex Pharmaceuticals Inc

Entity or Nevada Business Identification Number (NVID): E39717832024-8

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ____

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: confirmed

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada: ____

Jurisdiction of formation: ____

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Section 3 was added to Article III (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Signature of Officer or Authorized Signer — Title: President X ____ — Signature of Officer or Authorized Signer — Title: *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

See the attached

This form must be accompanied by appropriate fees.

CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CURANEX PHARMACEUTICALS INC

(Pursuant to NRS 78.385 and 78.390)

Section 3 shall be added to Article III of the Amended and Restated Articles of Incorporation, to read as follows:

"Upon the effectiveness of the filing of this Certificate of Amendment (the "Effective Time"), every five (5) shares of the Corporation's common stock, par value $0.0001 per share (the "Common Stock"), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into three (3) shares of Common Stock, without increasing or decreasing the number of authorized shares of common stock of the Corporation, or the par value of the Corporation's common stock, which shall remain $0.0001 per share (the "Reverse Stock Split"). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. If prior to the Effective Time, any shares of Common Stock were issued in non-certificated electronic form to any stockholder of the Corporation, such stockholder shall be entitled, without any additional action, to receive a registration book entry statement from the Corporation's transfer agent evidencing the number of outstanding shares of Common Stock held by such stockholder after the Effective Date."